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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-4 No-333-29731) and related Prospectus of AFC Enterprises, Inc. for the registration of Notes Due 2007, of our report dated July, 10, 1998, except note 17, as to which the date is October 15, 1998, with respect to the consolidated financial statements of Cinnabon International, Inc. and Subsidiary included in the Current Report on Form 8-K/A filed December 23, 1998 of AFC Enterprises, Inc., filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP
Seattle, Washington
December 23, 1998